Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SORRENTO THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Sorrento Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

That the name of this corporation is Sorrento Therapeutics, Inc. and that this corporation was originally incorporated pursuant to the Colorado Revised Statutes on May 26, 1989 under the name QuikByte Software, Inc;

That on December 4, 2009, this corporation was converted from a non-Delaware corporation to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law, a certificate of incorporation was filed with the Delaware Secretary of State, and a certificate of ownership changing this corporation’s name to Sorrento Therapeutics, Inc. was filed with the Delaware Secretary of State; and

That the Board of Directors duly adopted resolutions proposing to restate and integrate, without further amendment, the provisions of the certificate of incorporation of this corporation as heretofore amended or supplemented, with no discrepancy between those provisions and the provisions herein, declaring said restatement to be advisable and in the best interests of this corporation and its stockholders.

RESOLVED, that the Certificate of Incorporation of this corporation be restated in its entirety as follows:

FIRST: The name of the corporation is Sorrento Therapeutics, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 850,000,000, of which 750,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the “Common Stock”), and 100,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the “Preferred Stock”).

A. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

B. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

B. The directors of the Corporation need not be elected by written ballot unless the Corporation’s Bylaws so provide.

C. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal from office.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for the remainder of the full term of the director for which the vacancy was created or occurred or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

SEVENTH: Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, the board of directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

TENTH: The name and mailing address of the incorporator is as follows: Antonius Schuh, Ph.D., c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, CA 92121.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation in San Diego, California this      day of May, 2013.

/s/ Richard Vincent

Richard Vincent, Chief Financial Officer